                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission only (as permitted by Rule 12a-6
       (e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section.14a-11(c) or Section.14a-12


                             BLACKHAWK BANCORP, INC.
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
      --------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1)   Title of each class of securities to which transaction applies:

       2)   Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)   Proposed maximum aggregate value of transaction:

       5)   Total fee paid:

[ ]    Fee paid previously with preliminary materials.
[ ]    Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:___________________________________________
       2)   Form, Schedule or Registration Statement No.:_____________________
       3)   Filing Party:_____________________________________________________
       4)   Date Filed:_______________________________________________________

                             BLACKHAWK BANCORP, INC.

                                400 Broad Street
                             Beloit, Wisconsin 53511
                                 (608) 364-8911

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ON MAY 19, 1999



To the shareholders of BLACKHAWK BANCORP, INC:

         The 1999 annual meeting of the shareholders of Blackhawk Bancorp, Inc. (the "Corporation") will be held on Wednesday, May 19, 1999 at 10:00 A.M., local time, at the Country Club of Beloit, 2327 Riverside Drive, Beloit, Wisconsin 53511 for the following purposes:

         (1) To elect one class of three directors to serve for a term of three years; and

         (2) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record on the books of the Corporation at the close of business on March 31, 1999 will be entitled to vote at the Annual Meeting or any adjournment thereof. Your attention is called to the Proxy Statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the Annual Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          JAMES P. KELLEY
                                          Executive Vice President and Secretary

Beloit, Wisconsin
April 5, 1999


A PROXY, WHICH IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, IS ENCLOSED. PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF FOR ANY REASON YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                             BLACKHAWK BANCORP, INC.

                                400 Broad Street
                             Beloit, Wisconsin 53511
                                 (608) 364-8911


                                 PROXY STATEMENT

                                   =========

                    This Proxy Statement was first mailed to
                      Shareholders on or about April 5,1999

                                   =========


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Blackhawk Bancorp, Inc., a Wisconsin corporation (the "Corporation"), for the annual meeting of shareholders to be held on Wednesday, May 19, 1999 beginning at 10:00 A.M.

         Shareholders of record at the close of business on March 31, 1999 will be entitled to one vote on each matter presented for each share so held. At that date there were 2,315,373 shares of Common Stock outstanding and entitled to vote at the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy. Shares of the Corporation's Common Stock represented by properly executed proxies received by the Corporation will be voted at the meeting and any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or the acting secretary of the meeting or by oral notice to the presiding officer during the meeting. The representation at the meeting in person or by proxy of shareholders of the Corporation holding a majority of the Corporation's outstanding shares of Common Stock shall constitute a quorum for the transaction of business. For the purpose of determining the presence of a quorum, shares represented on any matter will be counted as present and represented on all matters to be acted upon, including any matter with respect to which the holder of such shares abstain from voting, and including shares which are not voted by a holder of record who is a broker because the broker has not received authority from the beneficial owner, as required under applicable laws and rules, to vote the shares on such matter ("broker nonvotes").

         Directors are elected by a plurality of the votes cast by the holders of the Corporation's Common Stock at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker nonvote or otherwise) have no impact in the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes. Under Wisconsin law, votes cast "AGAINST" a director nominee are given no legal effect and are not counted as votes cast in the election of directors.

         Approval of any other matter which properly comes before the meeting will require the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the particular matter. In tabulating votes cast on any such other matter, abstentions will be considered votes cast, and accordingly will have the same effect as a negative vote. Broker nonvotes, on the other hand, will not be counted as shares entitled to be voted on the particular matter, and therefore will have no impact on the outcome of the vote.

         Expenses in connection with the solicitation of proxies will be paid by the Corporation. Upon request, the Corporation will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be principally by mail. Proxies may also be solicited in person, or by telephone, by officers and regular employees of the Corporation, who will receive no additional or special compensation for their services. Shares held for the accounts of participants in the Corporation's Employee Stock Ownership Plan ("ESOP") will be voted in accordance with the instructions of the participants or otherwise in accordance with the terms of the ESOP.


                       BENEFICIAL OWNERSHIP OF SECURITIES

         The table below sets forth information regarding the beneficial ownership of Common Stock of the Corporation, as of March 19, 1999, by each director and nominee for director and by all directors and officers of the Corporation as a group. Other than Mr. Conerton, a director and President and Chief Executive Officer of the Corporation, no person is known to the Corporation to be the beneficial owner of more than 5% of the outstanding shares of the Corporation's Common Stock. Except as shown in the table, each person's address is the same as the Corporation's: 400 Broad Street, Beloit, Wisconsin 53511. All information has been restated as necessary to reflect the Corporation's 1994 2-for-1 stock split effected as a 100% Common Stock dividend (the "1994 Stock Split"), and to reflect the Corporation's 1995 3-for-2 stock split effected as a 50% Common Stock dividend (the "1995 Stock Split").



 NAME AND ADDRESS                                     NUMBER OF SHARES BENEFICIALLY OWNED AND            PERCENT
OF BENEFICIAL OWNER                                    NATURE OF BENEFICIAL OWNERSHIP(1)(2)             OF CLASS
-------------------                                    ------------------------------------             --------

Jesse L. Calkins                                                   79,483 shares(3)(4)                     3.35%

John B. Clark                                                      79,350 shares(4)                        3.41%
   1840 Sherwood Drive S.W.
   Beloit WI 53511

Dennis M. Conerton                                                186,664 shares(3)                        7.68%

H. Daniel Green, DDS                                               13,320 shares                           0.57%
   419 Pleasant Street
   Beloit WI 53511

Charles Hart                                                       10,750 shares                           0.46%
   c/o Tricor, Inc.
   520 W. Grand Avenue
   Beloit WI 53511

Kenneth A. Hendricks                                               68,325 shares(4)                        2.95%
   c/o ABC Supply Co.
   One ABC Parkway
   Beloit WI 53511

James P. Kelley                                                    97,544 shares(3)(4)                     4.16%


NAME AND ADDRESS                                          NUMBER OF SHARES BENEFICIALLY OWNED AND        PERCENT
OF BENEFICIAL OWNER                                         NATURE OF BENEFICIAL OWNERSHIP(1)(2)         OF CLASS
----------------                                         ---------------------------------------         -------

Frederick G. Klett                                                 47,400 shares(4)                        2.04%
   c/o Klett Insurance and Financial Services
   1239 E. Huebbe Pkwy.
   Beloit WI 53511

George D. Merchant                                                 75,675 shares(4)                        3.26%
   2413 Liberty Avenue
   Beloit WI 53511

Roger K. Taylor                                                    46,825 shares(4)                        2.02%
   c/o North American Tool Corporation
   215 Elmwood Avenue
   South Beloit IL 61080

All directors and executive officers as a group                   748,557 shares                          29.29%
(11 persons)



--------------------

(1) Except as noted otherwise, each person holds sole voting and dispositive powers with respect to all shares shown opposite his name.

(2) Includes options to purchase shares exercisable currently or within 60 days of the date of this Proxy Statement for each of the persons identified in the table as follows: Calkins -27,591; Clark - 8,400; Conerton - 114,599; Green -8,400; Hart - 4,200; Hendricks - 1,050;
         Kelley - 30,925; Klett - 7,350; Merchant - 8,400; and Taylor - 8,400.

(3) Includes shares allocated to the individual's account under the Corporation's ESOP as follows: Mr. Calkins - 10,642 shares; Mr. Conerton - 1,640 shares; and Mr. Kelley - 11,119 shares.

(4) For Messrs. Clark, Calkins, Hendricks, Kelley, Klett and Taylor, includes 64,950 shares, 41,250 shares, 67,275 shares, 55,550 shares, 40,050 shares and 38,425 shares, respectively, held jointly with such person's spouse.

         The information presented in the table is based on information furnished by the specified persons and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the "1934 Act"), as required for purposes of this Proxy Statement. Briefly stated, under that Rule shares are deemed to be beneficially owned by any person or group having the power to vote or direct the vote of, or the power to dispose or direct the disposition of, such shares, or who has the right to acquire beneficial ownership thereof within 60 days. Beneficial ownership for the purposes of this Proxy Statement is not necessarily to be construed as an admission of beneficial ownership for other purposes.


                              ELECTION OF DIRECTORS

         The Corporation's Bylaws, and actions of the Board taken pursuant thereto, provide that there shall be 10 directors divided into three classes, as nearly equal in number as practicable, each to serve 3-year staggered terms. At each annual meeting the term of office of one of the three classes expires, and a new class must be elected or re-elected to serve for a term of three years or until their successors are duly elected and qualified. Two of the three nominees for election as directors to the class of directors whose term expires this year are presently serving as directors of the Corporation, and have been since its incorporation in 1989. The third is presently serving as a director of the Corporation and has since 1993.

         The Board recommends that the shareholders elect the three individuals named below to serve as directors of the Corporation for a term of three years or until their successors have been duly elected and qualified. Unless otherwise directed, proxies will be voted for the election of the following three persons. If any of the nominees should decline or be unable to act as a director, which is not foreseen, proxies may be voted with discretionary authority for a substitute nominee designated by the Board of Directors.



NOMINEES FOR ELECTION TO TERM EXPIRING IN 2002:

                                                                                                           DIRECTOR
NAME AND AGE                          PRINCIPAL OCCUPATION(1)                                                SINCE
------------                          -----------------------                                               ------

John B. Clark, 56                     Retired since 1997; prior thereto stockbroker, Everen                  1989
                                      Securities, Inc. (securities investment firm); Director, F&M
                                      Bank of Darlington, 207 Wells Street, Darlington, WI.

H. Daniel Green, DDS, 64(2)           Dentist in private practice.                                           1989

Charles Hart, 65(3)(4)                Sales person at Tricor, Inc. (full service insurance agency)           1993
                                      since 1999; previously sales person and President and
                                      Director of Combined Insurance Group, Ltd.; Director, Hart,
                                      Kruse & Boutelle, Inc. (real estate).


         In addition to those three persons, the following seven individuals also presently serve as directors of the Corporation for the indicated terms.


CLASS OF DIRECTORS WHOSE TERM EXPIRES IN 2001:

                                                                                                             DIRECTOR
NAME AND AGE                            PRINCIPAL OCCUPATION(1)                                                SINCE
------------                            -----------------------                                               ------

James P. Kelley, 55                     Executive Vice President and Secretary of the Corporation              1989
                                        and Executive Vice President of its subsidiary, Blackhawk
                                        State Bank.

Frederick G. Klett, 68(2)(3)            Sales Representative, The Prudential Life Insurance                    1989
                                        Company of America.

Roger K. Taylor, 54(2)(3)               President and Chief Executive Officer, North American Tool             1989
                                        Corporation since 1986 (manufacturer of perishable cutting tools).

CLASS OF DIRECTORS WHOSE TERM EXPIRES IN 2000:

                                                                                                               DIRECTOR
NAME AND AGE                         PRINCIPAL OCCUPATION(1)                                                    SINCE
------------                         -----------------------                                                   ------

Jesse L. Calkins, 58(2)              Senior Vice President, Treasurer and Chief Financial Officer of             1989
                                     the Corporation and Senior Vice President and Senior Trust
                                     Officer of its subsidiary, Blackhawk State Bank.

Dennis M. Conerton, 48(2)            President and Chief Executive Officer of the Corporation and                1989
                                     of its subsidiary, Blackhawk State Bank, since 1995; prior thereto, Vice President - Controller/Chief Accounting Officer,
                                     Regal-Beloit Corporation (manufacturer of power transmission components and perishable cutting tools) from May, 1978 to
                                     February, 1995; Director, North American Tool Corporation
                                     (manufacturing), 215 Elmwood Avenue, South Beloit, IL.

Kenneth A. Hendricks, 57(4)          President and Chief Executive Officer of ABC Supply Co. since               1996
                                     1982 (Roofing and Siding Wholesaler).

George D. Merchant, 66(4)            Retired since 1986; prior thereto, Owner/Operator of two Dairy              1989
                                     Queen ice cream store franchises.



--------------------

(1) Except as otherwise noted, all directors have been employed in the principal occupations noted above for the past five years or more.

(2) Member of the executive committee in 1998, of which Mr. Klett was the chairman. The executive committee is authorized to exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board is not in session, except for those powers which are non-delegable by law or have been delegated to other committees. The executive committee met four times in 1998.

(3) Member of the audit committee in 1998, of which Mr. Klett was the chairman. The audit committee's functions include meeting with the Corporation's independent public accountants and making recommendations to the Board of Directors regarding the engagement or retention of such accountants, adoption of accounting methods and procedures, public disclosures required to comply with securities laws and other matters relating to the Corporation's financial accounting. The audit committee met two times in 1998.

(4) Member of the compensation committee in 1998, of which Mr. Hart was the chairman. The compensation committee reviews and makes recommendations with respect to the Corporation's and its subsidiary's hiring and compensation policies, and performs administrative functions with respect to the Corporation's 1990 and 1994 Executive Stock Option Plans. The compensation committee met eight times in 1998.

         The Board of Directors held 13 meetings during 1998. Each of the directors attended at least 75% of the meetings of the Board (including meetings of committees of which he is a member) held during the period of 1998 for which he served as a director. There are no standing nomination or similar committees of the Board.

         The table below sets forth information with respect to persons who served as directors or executive officers of the Corporation and/or its subsidiary, Blackhawk State Bank (the "Bank"), during 1998, but who are not named in the table above.

NAME AND AGE                           POSITION WITH CORPORATION AND PRINCIPAL OCCUPATION
------------                           --------------------------------------------------

Richard J. Rusch, 54                   Vice President - Commercial Lending of the Bank (1990-Present); non-
                                       director member, executive committee of the Corporation; prior to 1990, Vice
                                       President - Lending for M&I Marshall & Ilsley Bank of Beloit.

David A. Stearns, 52                   Senior Vice President of the Bank (October 1998 to Present); President and
                                       Chief Executive Officer of the Castle Bank Harvard, N.A., Harvard, IL (1995-
                                       1997); President and Chief Executive Officer of the Harris Bank Woodstock,
                                       Woodstock, IL (1992-1995).



                            COMPENSATION OF DIRECTORS

DIRECTORS' FEES

         Directors of the Corporation who are not employees of the Corporation or of the Bank receive an annual retainer of $6,000 and $250 for each board meeting attended and an additional $100 for each committee meeting attended, while employee/directors receive an annual retainer of $7,000. The Corporation has also established stock option plans in which non-employee directors are eligible to participate.

DIRECTORS' STOCK OPTION PLANS

         Prior to its expiration on January 24, 1995, the Corporation maintained the Blackhawk Bancorp, Inc. 1990 Directors' Stock Option Plan (the "1990 Directors' Plan"), which was intended to provide an incentive for directors of the Corporation who are not active full-time employees of the Corporation or of a subsidiary of the Corporation ("Outside Directors") to improve corporate performance on a long-term basis. To replace the expired 1990 Directors' Plan, the Board of Directors adopted, and the shareholders of the Corporation on May 11, 1994 approved, the Blackhawk Bancorp, Inc. 1994 Directors' Stock Option Plan (the "1994 Directors' Plan"), which is substantially similar in all material respects to the 1990 Directors' Plan. The 1994 Directors' Plan has 150,000 shares of the Corporation's Common Stock reserved for issuance and provides for the granting of non-qualified stock options.

         On March 1, 1999, each of the seven Outside Directors automatically was granted an option under the 1994 Directors' Plan to purchase 2,000 shares of the Corporation's Common Stock at a per share exercise price of $13.75 (the per share market price of the Corporation's Common Stock on that date). Giving effect to that grant, the total number of shares of the Corporation's Common Stock subject to outstanding grants under the 1990 and 1994 Directors' Plan was 69,650, and there remained available 107,650 shares for future grants under the 1994 Directors' Plan. The 1990 Directors' Plan expired on January 24, 1995, therefore no more options will be granted under that Plan. The 1994 Directors' Plan will expire December 31, 2003.

                             EXECUTIVE COMPENSATION

COMPENSATION SUMMARY

         The following table summarizes certain information for each of the last three years concerning all compensation awarded or paid to or earned by the Chief Executive Officer and certain other executive officers of the Corporation whose total compensation for 1998 exceeded $100,000.



                                                                            SUMMARY COMPENSATION TABLE
                                          -----------------------------------------------------------------------------------------
                                                  ANNUAL COMPENSATION(1)                                     LONG TERM COMPENSATION
Name and                                  -----------------------------------------------------------------------------------------
                                                                                        Other                         Other Annual
Principal Position                                                                   Compensation                    Compensation
------------------                                                                   ------------        Options/    ------------
                                          Year       Salary ($)      Bonus ($)(2)       ($)(3)          SARs (#)(4)       ($)(5)
                                          ----       ----------      ---------          ---             --------          ---
Dennis M. Conerton                        1998        $110,250          $19,457         $10,465           19,000         $22,855
President and Chief Executive             1997        $104,558          $46,830         $11,067              -0-         $25,445
Officer of Corporation and                1996        $ 93,500          $46,750         $11,414           10,000         $23,305
Bank since February 20, 1995

James P. Kelley                           1998         $81,696          $ 7,938         $11,247            3,000         $10,894
Executive Vice President and              1997         $79,405          $13,232         $ 9,124              -0-         $13,371
Secretary of Corporation and              1996         $77,397          $13,693         $ 8,827              -0-         $13,860
Executive Vice President of
Bank

Jesse L. Calkins                          1998         $76,695          $  5,064        $ 9,413            2,000         $10,444
Senior Vice President and                 1997         $75,411          $ 10,663        $ 9,844              -0-         $13,190
Senior Trust Officer of Bank              1996         $73,247          $ 12,453        $ 9,244              -0-         $13,613



--------------------------

(1) While the named individual received perquisites or other personal benefits in the years shown, in accordance with SEC regulations, the value of those benefits are not indicated since they did not exceed, in the aggregate, the lesser of $50,000 or 10% of the individual's salary and bonus in any year.

(2) Annual bonus amounts are earned and accrued during the years indicated and paid at the beginning of the next calendar year.

(3) Represents amounts provided for an automobile allowance and related expenses and $7,000 per individual for directors' fees.

(4) Consists entirely of non-qualified stock options (adjusted, as necessary, to reflect the 1994 and 1995 Stock Splits).

(5) Includes: (a) employer contributions to each named executive's account under the qualified, non-contributory pension plan maintained by the Bank in the amounts of $11,076, $12,885 and $12,885 for Mr. Conerton for the years 1996, 1997 and 1998, respectively, in the amounts of $7,881, $8,133 and $8,131 the years 1996, 1997 and 1998, respectively, for Mr. Kelley, and in the amounts of

         $7,502, $7,776 and $7,404 for the years 1996, 1997 and 1998, respectively, for Mr. Calkins; (b) allocations to the account of the named executive officers under the Corporation's ESOP in the amounts of $2,229, $2,163 and $-0- for the years 1996, 1997 and 1998, respectively, for Mr. Conerton, in the amounts of $3,216, $1,398 and $-0- for the years 1996, 1997 and 1998, respectively, for Mr. Kelley and in the amounts of $3,071, $1,340 and $-0- for the years 1996, 1997 and 1998, respectively, for Mr. Calkins; (c) premiums paid on behalf of the named executive officers for life insurance pursuant to the Plan for Life Insurance maintained by the Bank in the amount of $4,843 for each of the years 1996, 1997 and 1998 for Mr. Conerton, in the amount of $2,763 for each of the years 1996, 1997 and 1998 for Mr. Kelley, and in the amount of $3,040 for each of the years 1996, 1997 and 1998 for Mr. Calkins; and (d) additional insurance benefits in the amount of $5,157 for each of the years 1996, 1997 and 1998, for Mr. Conerton.


EXECUTIVE STOCK OPTIONS

         Prior to its expiration on January 24, 1995, the Corporation maintained the Blackhawk Bancorp, Inc. 1990 Executive Stock Option Plan (the "1990 Executive Plan"), which provided an incentive for executive officers of the Corporation or any of its subsidiaries to improve corporate performance on a long-term basis. To replace the expired 1990 Executive Plan, the Board of Directors of the Corporation adopted, and on May 11, 1994 the shareholders approved, the Blackhawk Bancorp, Inc. 1994 Executive Stock Option Plan (the "1994 Executive Plan"), which is substantially similar in all material respects to the 1990 Executive Plan. The 1994 Executive Plan provides for the granting of incentive stock options ("ISOs") intended to qualify as such within the meaning of Section 422 of the Internal Revenue Code of 1986, nonqualified stock options ("NSOs") and stock appreciation rights ("SARs"). The 1994 Executive Plan has 405,000 shares of the Corporation's Common Stock reserved for issuance.

         Options for 53,500 shares were granted in 1998 and at December 31, 1998 there were outstanding under this Plan options for the purchase of a total of 268,149 shares. There are 216,500 shares available for future grants under the 1994 Directors' Plan. The 1994 Executive Plan will expire December 31, 2003.

OPTIONS OF NAMED EXECUTIVES

         Options to purchase shares of the Corporation's Common Stock were granted to each of the named executives during fiscal 1998 as reflected in the table below. Pursuant to the terms of the 1994 Executive Plan, such options will become exercisable in equal thirds on each of the first three anniversaries of the date of grant.

                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Number of           % of Total
                                  Securities          Options/SARs
                                  Underlying           Granted to           Exercise
                                 Options/SARs         Employees in            Price          Expiration
Name                                Granted            Fiscal Year        ($/Share)(1)         Date(2)
----                             ------------         ------------        ------------       ----------

Dennis M. Conerton                 17,500                32.7%               $15.00            1/21/08
                                    1,500                 2.8%               $14.25           12/16/08

James P. Kelley                     3,000                 5.6%               $15.00            1/21/08

Jesse L. Calkins                    2,000                 3.7%               $15.00            1/21/08




------------------------

(1) Represented 100% of fair market value (determined under provisions of 1994 Executive Plan) of the Corporation's Common Stock as of the date of grant.

(2) Options generally expire three months following named executive officer's death, disability, retirement or termination of his employment with the Corporation and/or the Bank.

         The following table sets forth certain information concerning individual exercises of stock options by the named executive officers during 1998, including the number and value of options outstanding at the end of 1998 for each of the named executive officers.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

                                                                  NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                                                                   FISCAL YEAR-END(#)               AT FISCAL YEAR-END($)
                                                                   ------------------               ---------------------
                          SHARES ACQUIRED        VALUE
         NAME             ON EXERCISE(#)      REALIZED($)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
         ----             --------------      -----------     -----------     -------------     -----------     -------------
Dennis M. Conerton               0                 0           108,766           22,334           503,981            -0-

James P. Kelley                  0                 0            29,925            3,000           263,884            -0-

Jesse L. Calkins             1,000             9,900            26,925            2,000           237,684            -0-

SEVERANCE PAYMENT AGREEMENTS

         The Bank has severance payment agreements with four officers: Dennis M. Conerton, James P. Kelley, Jesse L. Calkins and Richard J. Rusch (the "Severance Payment Agreements"). Each agreement remains in effect until the earliest to occur of the officer's: (i) death; (ii) disability; (iii) retirement; (iv) termination of employment (whether voluntary or involuntary); or (v) termination in connection with a change in control of the Bank or the Corporation.

         Each of the Severance Payment Agreements provides that, in the event of termination of his employment in connection with a change in control of the Bank or the Corporation, the officer would receive a severance payment in an amount equal to his average annual compensation (defined to include his then current base annual salary plus the average bonus, if any, received by him in the three years preceding termination) multiplied by three, plus an amount equal to the dollar equivalent of all contributions by the Bank on behalf and for the benefit of the officer to any pension, profit sharing or employee stock benefit plan, including the Corporation's ESOP, during the three years prior to the termination. One-third of the severance payment would be paid in a lump sum within 30 days of termination and the remaining two-thirds would be paid in monthly installments commencing in the thirteenth month following termination. In addition to this severance payment, the officer would also be entitled to continue receiving, for three years following termination, medical, life and disability insurance benefits and vested benefits otherwise payable to him under any Bank plan or agreement relating to retirement or deferred compensation benefits, if any. In the event the particular officer finds other full-time employment, his severance payment in the second and third year following termination would be reduced by an amount equal to salary and other benefits received from his new employer during the period for which he is entitled to receive payments under his Severance Payment Agreement. Each Severance Payment Agreement provides that, in the event the officer is under the age of 55 and physically and medically able to perform duties with another employer comparable to those performed by him with the Bank at the time of his termination, he must take reasonable steps to obtain such employment within 50 miles of the Bank's main office.

         The Severance Payment Agreements define a change in control to include:
(i) acquisition of beneficial ownership of securities of the Bank or of the Corporation in a transaction subject to the notice provisions of the Change in Bank Control Act of 1978 or approval under the Bank Holding Company Act of 1956;
(ii) someone other than the Corporation becoming owner of more than 25% of the voting securities of the Bank; (iii) the persons constituting the Board of Directors of the Bank or the Corporation at any particular time ceasing, during any two-year period thereafter, to constitute at least a majority thereof; (iv) a person or group of persons or entity succeeds to all or substantially all of the business and/or assets of the Bank or the Corporation as a result of a purchase, merger, consolidation or similar transaction; or (v) the filing by the Corporation of a report or proxy statement with the Securities and Exchange Commission disclosing that a change in control of the Corporation has or may have occurred pursuant to any contract or transaction. A termination of an officer is deemed to have occurred in connection with a change in control if, following an event defined as a change in control, either the officer's employment is terminated by the Bank or a successor other than for death, disability, retirement or certain wrongful conduct by the officer, or the officer terminates his employment on 90 days prior written notice following such change in control and the occurrence of specified events, including: (i) demotion in his position or reduction in his duties of responsibilities; (ii) reduction in compensation; (iii) transfer to a remote location; (iv) a good faith determination by the officer that he is unable, and it would not be in the best interests of the Bank for him, to carry out the authorities, powers, functions, responsibilities or duties attached to his position; or (iv) failure on the part of the Bank to obtain a commitment from a successor to assume the Bank's duties and obligations under the Severance Payment Agreement. If an officer is terminated within six months prior to a change in control for reasons other than death, disability or cause, such termination will be treated as being in anticipation of the change in control and the officer will be entitled to receive the benefits he would have received had the termination occurred after and in connection with a change in control.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Corporation's directors, executive officers and any person holding more than 10% of the Corporation's Common Stock are required to report their initial ownership of the Corporation's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Corporation is required to disclose in this Proxy Statement any failure to file such reports by these dates during 1998. Based solely on a review of copies of such reports furnished to the Corporation, or written representations that no reports were required, the Corporation believes that during 1998 all filing requirements applicable to its directors and executive officers were satisfied.


                 CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

         The Bank occasionally extends home mortgage loans, home improvement loans, home equity loans, consumer loans and commercial loans to its directors, officers and employees, and affiliates of the foregoing. Such loans are made in the ordinary course of business, do not, in the opinion of management of the Bank, involve more than the normal risk of collectability or present other unfavorable features, and are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Where the borrower is also a director of the Bank, it is the policy of the Bank that he must leave the meeting of the Bank's Board of Directors while his loan is being considered and he neither participates in that consideration nor votes on approval of the loan. Messrs. Hendricks, Klett and Taylor or their affiliates, each had one or more loans with the Bank with an aggregate outstanding balance at December 31, 1998 in excess of $60,000. As of that date, those loans aggregated $3,156,986 which represented approximately 9.67% of the capital of the Bank at December 31, 1998. Those loans were all made in accordance with the policy described above.


                                OTHER INFORMATION

AUDITORS

         During fiscal 1998, the Board of Directors, upon the recommendation of the Audit Committee, appointed the firm of Wipfli Ulrich Bertelson LLP ("Wipfli") as independent public accountants to audit the books and accounts of the Company for fiscal 1998. The Board of Directors expects to appoint Wipfli to audit the books and accounts of the Company for fiscal 1999. Representatives of Wipfli are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

         On May 13, 1998, the Audit Committee of the Board of Directors recommended to the Board the engagement of Wipfli as the Corporation's independent public accountants for the fiscal year ended December 31, 1998. On May 14, 1998, the Corporation informed Lindgren, Callihan, Van Osdol & Co., Ltd. ("Lindgren"), its previous independent public accountants, of the replacement. During fiscal 1996 and 1997, and fiscal 1998 through May 14, 1998, there were no disagreements with Lindgren on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lindgren would have caused that firm to make reference in connection with its report to the subject matter of the disagreement. Lindgren's report on the Corporation's financial statements for the previous two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

SHAREHOLDER PROPOSALS

         Shareholder proposals must be received by the Corporation no later than December 1, 1999 in order to be considered for inclusion in next year's annual meeting proxy statement.

OTHER AGENDA ITEMS

         The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented at the meeting or any adjournment thereof.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                   JAMES P. KELLEY
                                   Executive Vice President and Secretary


Beloit, Wisconsin
April 5, 1999

         A COPY (WITHOUT EXHIBITS) OF THE CORPORATION'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 IS AVAILABLE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL OWNER OF SHARES OF THE CORPORATION'S COMMON STOCK AS OF MARCH 31, 1999 ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO: JESSE L. CALKINS, SENIOR VICE PRESIDENT AND TREASURER, BLACKHAWK BANCORP, INC., 400 BROAD STREET, BELOIT, WISCONSIN 53511.

         1999 ANNUAL MEETING OF SHAREHOLDERS OF BLACKHAWK BANCORP, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Dennis M. Conerton, Jame P. Kelley and Jesse L. Calkins, and each of them, proxies, each with full power of substitution, to represent and to vote all shares of stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of Blackhawk Bancorp, Inc. to be held at the Country Club Beloit, 2327 Riverside Drive, Beloit, Wisconsin 53511, on Wednesday, May 19, 1999 at 10:00 a.m. (local time), and at any adjournment thereof, hereby revoking any and all proxies previously given.

(1)  ELECTION OF DIRECTORS:          | |  FOR all nominees listed      | |  WITHHOLD AUTHORITY
                                          below for term ending in          to vote for all nominees
                                          2002 (except as marked            listed below for term
                                          to the contrary below)            ending in 2000

              JOHN B. CLARK, H. DANIEL GREEN, DDS AND CHARLES HART

(INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)




               | |    FOR            | |    AGAINST           | |    ABSTAIN


(2) In their discretion on such other matters as may properly come before the meeting or any adjournment thereof, all as set out in the Notice and Proxy Statement relating to the meeting, receipt of which is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PERSONS NAMED IN PROPOSAL 1.

                                Please return promptly in the enclosed envelope.


                                Dated:____________________________________, 1999


                                ________________________________________________
                                Signature of shareholder


                                ________________________________________________
                                Signature of shareholder

                                (Please sign exactly as name appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)